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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2007(July 3,2007)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

New River Center, 200 East Las Olas Boulevard, Suite 1730

Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954)761-2200

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

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TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 9.01	Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 3, 2007, effective June 30, 2007 we entered into an amendment with General Electric Capital Corporation (“GECC”). The Amendment provides, among other matters,that GECC will until July 31, 2007, forebear from the exercise of any of its rights and remedies arising out of our failure (i) to deliver to GECC certain of our financial information from fiscal years 2004, 2005, and 2006 (ii)to deliver to GECC a fully executed commitment letter for a $60,000,000 revolving credit facility by April 30, 2007; and (iii)to repay GECC all principal, interest, and other amounts due on the Loans prior to June 30, 2007. The foregoing description of the Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the same filed as Exhibit 10.1 hereto and incorporated herein in its entirety by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The exhibits listed below is being furnished pursuant to Item 9.01.

Exhibit Number	Description
10.1	Amendment dated as of June 30, 2007 , by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and General Electric Capital Corporation (“GECC”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	BUTLER INTERNATIONAL INC.

By: /s/ Mark Koscinski
Mark Koscinski
Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1	Amendment dated as of June 30, 2007, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and General Electric Capital Corporation (“GECC”).